Exhibit 99

NEWS
RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Patrick Brennan
Mayfield Village, Ohio 44143	(440) 395-2370
http://www.progressive.com

As previously announced, Progressive will host a simultaneous webcast of its 2008 Investor Relations Meeting on Thursday, June 12, 2008, beginning at 9:00 a.m. eastern time. The meeting will last approximately three hours and will include a question and answer session following the presentations. The meeting will also be available simultaneously, in a listen-only format, by phone. Participants via the phone will not be able to submit questions during the question and answer session. To attend the webcast or to receive the call-in instructions, visit our Web site at http://investors.progressive.com/events.asp. Information that is distributed at the meeting will be made available at this Web site on the morning of the meeting.

PROGRESSIVE REPORTS MAY RESULTS

MAYFIELD VILLAGE, OHIO — June 10, 2008 — The Progressive Corporation today reported the following results for May 2008:

(millions, except per share amounts and ratios)	May 2008	May 2007	Change
Net premiums written	$1,049.2	$1,064.7	(1)%
Net premiums earned	$1,050.1	$1,078.8	(3)%
Net income	$79.3	$81.6	(3)%
Per share	$.12	$.11	5%
Pretax net realized gains (losses) on securities	$(7.9)	$(4.5)	76%
Combined ratio	92.4	93.3	(.9	)pts.
Average diluted equivalent shares	673.6	727.9	(7)%

(in thousands)	May 2008	May 2007	Change
Policies in Force:
Total Personal Auto	7,127.2	7,060.0	1%
Total Special Lines	3,266.0	3,037.3	8%
Total Commercial Auto	555.1	529.9	5%

Progressive offers insurance to personal and commercial auto drivers throughout the United States. Our Personal Lines Business writes insurance for private passenger automobiles and recreational vehicles. Our Commercial Auto Business writes primary liability, physical damage and other auto-related insurance for automobiles and trucks owned by small businesses.

See the “Income Statements” and “Supplemental Information” for further month and year-to-date information.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

INCOME STATEMENT

May 2008

(millions – except per share amounts)

(unaudited)

	Current Month	Comments on Monthly Results[1]
Net premiums written	$1,049.2

Revenues:
Net premiums earned	$1,050.1
Investment income	53.1
Net realized gains (losses) on securities	(7.9)
Service revenues	1.4

Total revenues	1,096.7

Expenses:
Losses and loss adjustment expenses	744.3
Policy acquisition costs	105.2
Other underwriting expenses	120.9
Investment expenses	.9
Service expenses	1.5
Interest expense	11.4

Total expenses	984.2

Income before income taxes	112.5
Provision for income taxes	33.2

Net income	$79.3

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	667.3

Per share	$.12

Diluted:
Average shares outstanding	667.3
Net effect of dilutive stock-based compensation	6.3

Total equivalent shares	673.6

Per share	$.12

[1]

For a description of our reporting and accounting policies, see Note 1 to our 2007 audited consolidated financial statements included in our 2007 Shareholders’ Report, which can be found at www.progressive.com/annualreport.

The following table sets forth the investment results for the month:

Fully taxable equivalent total return:
Fixed-income securities	.5%
Common stocks	1.9%
Total portfolio	.7%

Pretax recurring investment book yield	4.6%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

INCOME STATEMENTS

May 2008 Year-to-Date

(millions – except per share amounts)

(unaudited)

	Year-to-Date		% Change
	2008	2007
Net premiums written	$5,954.5	$6,148.8	(3)

Revenues:
Net premiums earned	$5,751.6	$5,926.4	(3)
Investment income	260.2	268.7	(3)
Net realized gains (losses) on securities	40.9	26.7	53
Service revenues	7.4	10.4	(29)

Total revenues	6,060.1	6,232.2	(3)

Expenses:
Losses and loss adjustment expenses	4,164.6	4,092.9	2
Policy acquisition costs	575.4	601.5	(4)
Other underwriting expenses	641.0	642.2	0
Investment expenses	3.4	5.0	(32)
Service expenses	9.0	8.8	2
Interest expense	57.2	31.3	83

Total expenses	5,450.6	5,381.7	1

Income before income taxes	609.5	850.5	(28)
Provision for income taxes	181.9	268.7	(32)

Net income	$427.6	$581.8	(27)

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	670.0	731.9	(8)

Per share	$.64	$.79	(20)

Diluted:
Average shares outstanding	670.0	731.9	(8)
Net effect of dilutive stock-based compensation	5.9	7.5	(21)

Total equivalent shares	675.9	739.4	(9)

Per share	$.63	$.79	(20)

The following table sets forth the investment results for the year-to-date period:

	2008	2007
Fully taxable equivalent total return:
Fixed-income securities	.6%	2.0%
Common stocks	(3.1)%	9.5%
Total portfolio	0%	3.2%

Pretax recurring investment book yield	4.6%	4.6%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

May 2008

($ in millions)

(unaudited)

	Current Month
	Personal Lines			Commercial Auto Business	Other Businesses[1]	Companywide Total
	Agency	Direct	Total
Net Premiums Written	$576.3	$334.9	$911.2	$137.0	$1.0	$1,049.2
% Growth in NPW	(2)%	4%	0%	(9)%	NM	(1)%
Net Premiums Earned	$568.7	$342.7	$911.4	$137.1	$1.6	$1,050.1
% Growth in NPE	(4)%	1%	(2)%	(4)%	NM	(3)%

GAAP Ratios
Loss/LAE ratio	71.2	70.5	70.9	70.9	NM	70.9
Expense ratio	21.9	20.4	21.4	22.5	NM	21.5

Combined ratio	93.1	90.9	92.3	93.4	NM	92.4

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$(6.7)
Current accident year						5.8

Calendar year actuarial adjustment	$(.2)	$.4	$.2	$(1.1)	$0	$(.9)

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$(6.7)
All other development						17.5

Total development						$10.8

Calendar year loss/LAE ratio						70.9

Accident year loss/LAE ratio						71.9

Statutory Ratios
Loss/LAE ratio						70.9
Expense ratio						21.4

Combined ratio						92.3

[1]

Primarily includes professional liability insurance for community banks and Progressive’s run-off businesses. The other businesses generated an underwriting profit of $.1 million for the month. Combined ratios and % growth are not meaningful (NM) due to the low level of premiums earned by, and the variability of losses in, such businesses.

[2]	Represents adjustments solely based on our corporate actuarial reviews.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

May 2008 Year-to-Date

($ in millions) (unaudited)

	Year-to-Date
	Personal Lines			Commercial Auto Business	Other Businesses[1]	Companywide Total
	Agency	Direct	Total
Net Premiums Written	$3,206.1	$1,940.6	$5,146.7	$800.5	$7.3	$5,954.5
% Growth in NPW	(5)%	1%	(3)%	(6)%	NM	(3)%
Net Premiums Earned	$3,126.6	$1,863.5	$4,990.1	$753.0	$8.5	$5,751.6
% Growth in NPE	(5)%	0%	(3)%	(4)%	NM	(3)%

GAAP Ratios
Loss/LAE ratio	72.1	73.3	72.6	71.8	NM	72.4
Expense ratio	21.3	20.7	21.0	21.4	NM	21.2

Combined ratio	93.4	94.0	93.6	93.2	NM	93.6

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$(30.5)
Current accident year						5.8

Calendar year actuarial adjustment	$(7.7)	$(4.1)	$(11.8)	$(12.9)	$0	$(24.7)

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$(30.5)
All other development						(4.9)

Total development						$(35.4)

Calendar year loss/LAE ratio						72.4

Accident year loss/LAE ratio						71.8

Statutory Ratios
Loss/LAE ratio						72.4
Expense ratio						20.9

Combined ratio						93.3

Statutory Surplus						$5,025.4

NM = Not Meaningful

Policies in Force	May 2008	May 2007	Change
(in thousands)
Agency – Auto	4,424.4	4,527.4	(2)%
Direct – Auto	2,702.8	2,532.6	7%
Special Lines[3]	3,266.0	3,037.3	8%

Total Personal Lines	10,393.2	10,097.3	3%

Commercial Auto Business	555.1	529.9	5%

[1]	The other businesses generated an underwriting profit of $.5 million.
[2]	Represents adjustments solely based on our corporate actuarial reviews.
[3]	Includes insurance for motorcycles, recreational vehicles, mobile homes, watercraft, snowmobiles and similar items, as well as a personal umbrella product.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

BALANCE SHEET AND OTHER INFORMATION

(millions – except per share amounts)

(unaudited)

May 2008
CONDENSED GAAP BALANCE SHEET:[1]
Investments – Available-for-sale, at fair value:
Fixed maturities (amortized cost: $9,293.4)	$9,146.5
Equity securities:
Preferred stocks[2] (cost: $2,767.3)	2,358.7
Common equities (cost: $1,327.3)	2,232.9
Short-term investments (amortized cost: $1,516.6)	1,516.6

Total investments[3]	15,254.7
Net premiums receivable	2,539.5
Deferred acquisition costs	445.3
Other assets	1,816.0

Total assets	$20,055.5

Unearned premiums	$4,407.3
Loss and loss adjustment expense reserves	5,991.7
Other liabilities[3]	2,475.6
Debt	2,174.6
Shareholders’ equity	5,006.3

Total liabilities and shareholders’ equity	$20,055.5

Common Shares outstanding	676.0
Shares repurchased – May	.8
Average cost per share	$19.35
Book value per share	$7.41
Trailing 12-month return on average shareholders’ equity	19.8%
Net unrealized pretax gains on investments	$358.1
Increase (decrease) from April 2008	$44.0
Increase (decrease) from December 2007	$(357.3)
Debt-to-total capital ratio	30.3%
Fixed-income portfolio duration	2.8 years
Weighted average credit quality	AA
Year-to-date Gainshare factor	.66

[1]	Loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $273.7 million.
[2]	As of May 31, 2008, we held certain hybrid securities and recognized a change in fair value of $8.0 million as a realized loss during the period we held these securities.
[3]	Includes repurchase commitment transactions of $850.0 million and net unsettled security transactions of $149.6 million.

Monthly Commentary

•	The Company has no additional commentary regarding May’s results.

About Progressive

The Progressive Group of Insurance Companies, in business since 1937, is one of the country’s largest auto insurance groups, the largest seller of motorcycle and personal watercraft policies and a market leader in commercial auto insurance based on premiums written.

Progressive is committed to becoming consumers’ #1 choice for auto insurance by providing competitive rates and products that meet drivers’ needs throughout their lifetimes, superior online and in-person customer service, and best-in-class, 24-hour claims service, including its concierge level of claims service available at service centers located in major metropolitan areas throughout the United States.

Progressive companies offer consumers choices in how to shop for, buy and manage their auto insurance policies. Progressive offers its products, including personal and commercial auto, motorcycle, boat and recreational vehicle insurance, through more than 30,000 independent insurance agencies throughout the U.S. and online and by phone directly from the Company. To find an agent or to get a quote, go to www.progressive.com.

The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, are publicly traded at NYSE:PGR. For more information, including a guide to interpreting the monthly reporting package, visit www.progressive.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the financial condition of, and other issues relating to the strength of and liquidity available to, issuers of securities held in our investment portfolios; the accuracy and adequacy of our pricing and loss reserving methodologies; the competitiveness of our pricing and the effectiveness of our initiatives to retain more customers; initiatives by competitors and the effectiveness of our response; our ability to obtain regulatory approval for requested rate changes and the timing thereof; the effectiveness of our brand strategy and advertising campaigns relative to those of competitors; legislative and regulatory developments; disputes relating to intellectual property rights; the outcome of litigation pending or that may be filed against us; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions); changes in driving patterns and loss trends; acts of war and terrorist activities; our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems) and business functions; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Reported results, therefore, may be volatile in certain accounting periods.